UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

Phoenix Energy One, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-282862	83-4526672
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18575 Jamboree Road, Suite 830
Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 416-5037

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Cumulative Redeemable Preferred Shares	PHXE.P	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On September 29, 2025, Phoenix Energy One, LLC (the “Company”) completed its offering (the “Offering”) of Series A Cumulative Redeemable Preferred Shares (the “Preferred Shares”) pursuant to Tier 2 of Regulation A+ promulgated under the U.S. Securities Act of 1933, as amended. At the closing of the Offering, the Company sold an aggregate of 2,704,023 Preferred Shares representing $67,600,575.00 in initial liquidation preference at a public offering price of $20.00 per share for gross proceeds of approximately $54.1 million, before payment of selling agent commissions of approximately $4.2 million and transaction fees and expenses.

The Preferred Shares were offered pursuant to the Company’s offering statement on Form 1-A (the “Offering Statement”), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 26, 2025 and initially qualified by the SEC on August 27, 2025. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

Item 3.03	Material Modification to Rights of Security Holders.

The description of the terms of the Preferred Shares under Item 5.03 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of immediately prior to the closing of the Offering, Phoenix Equity Holdings, LLC (“Phoenix Equity”), as the sole holder of the Company’s outstanding common shares, appointed the following individuals to the Company’s board of directors (the “Board”) to serve until their successors are duly elected and qualified or until their earlier death, resignation, or removal: Adam Ferrari, Curtis Allen, Daniel Ferrari, Jason Allan Pangracs, and Jason Montgomery Wagner. Daniel Ferrari serves as the Chair of the Board. Mr. Wagner serves as the chair and sole member of the audit committee of the Board. The Board has determined that Mr. Wagner is independent for purposes of the rules of the NYSE American LLC and Rule 10A-3 under the U.S. Securities Exchange Act of 1934, as amended, and that he qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Biographical and other information about Adam Ferrari, Curtis Allen, Daniel Ferrari, Jason Allan Pangracs, and Jason Montgomery Wagner required by Item 401(e) of Regulation S-K can be found under the heading “Management” in the Offering Statement, and such information is incorporated by reference into this Item 5.02.

In connection with their election, Adam Ferrari, Curtis Allen, Daniel Ferrari, Jason Allan Pangracs, and Jason Montgomery Wagner will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Daniel Ferrari, Jason Allan Pangracs, and Jason Montgomery will be compensated in accordance with the Company’s form of Non-Employee Director Compensation Letter, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein. Pursuant to each Non-Employee Director Compensation Letter, each of Daniel Ferrari, Jason Allan Pangracs, and Jason Montgomery Wagner will receive a quarterly retainer in an amount equal to $36,250 in cash, which will be payable in arrears and prorated for any partial period of service as a director.

Information about Adam Ferrari, Curtis Allen, Daniel Ferrari, and Jason Allan Pangracs required to be disclosed pursuant to Item 404(a) of Regulation S-K regarding certain related-party transactions can be found under the heading “Certain Relationships and Related-Party Transactions” in the Offering Statement, and such information is incorporated by reference into this Item 5.02. Jason Montgomery Wagner did not have any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Effective as of September 29, 2025, the Company entered into its Third Amended and Restated Limited Liability Company Agreement (the “Third ARLLCA”). Among other things, the Third ARLLCA:

•	provides that the Company be manager-managed and governed by a board of directors;

•	provides Phoenix Equity, as sole common shareholder, with the right to elect and remove directors (subject to limited voting rights of the Preferred Shares);

•

authorizes the Board to issue additional shares and share designations and sets forth limited voting rights of the Preferred Shares (including the right to elect two additional directors if distributions are in arrears for six or more quarterly periods);

•	contains provisions limiting fiduciary duties and providing for indemnification and advancement of expenses, in each case, to the fullest extent permitted by Delaware law; and

•	includes transfer restrictions and an exclusive forum and arbitration provision as described therein.

The Third ARLLCA also establishes and designates the preferences, rights, and limitations of the Preferred Shares pursuant to a share designation, effective as of September 29, 2025 (the “Share Designation”) designating up to 3,750,000 preferred shares of the Company as “Series A Cumulative Redeemable Preferred Shares.” The material terms of the Preferred Shares as provided for in the Third ARLLCA and related Share Designation include, but are not limited to:

•

Ranking: The Preferred Shares rank senior to all classes or series of equity securities issued by the Company (including common equity) other than equity securities issued by the Company with terms specifically providing that those equity securities rank on a parity with, or senior to, the Preferred Shares. They are junior to all existing and future indebtedness of the Company and its subsidiaries.

•

Distributions: Holders of the Preferred Shares will be entitled to receive cumulative cash distributions based on the initial liquidation preference of $25.00 per Preferred Share, accruing from the initial issuance date and, when, as and if declared, payable quarterly in arrears on January 15, April 15, July 15, and October 15 of each year (beginning on October 15, 2025). The annual distribution rate is 10.00% from, and including, the date of initial issuance to, but excluding, October 15, 2028; 10.50% from, and including, October 15, 2028 to, but excluding, October 15, 2029; and 11.00% from and including October 15, 2029.

•

Voting: Holders of Preferred Shares will generally have no voting rights. However, if the Company does not pay distributions on the Preferred Shares for six or more quarterly distribution periods (whether or not consecutive), the holders of Preferred Shares will be entitled to vote for the election of two additional directors to serve on the Board until the Company pays, or declares and sets aside funds for the payment of, all distributions that the Company owes on the Preferred Shares. Additionally, the affirmative vote of the holders of at least two-thirds of the outstanding Preferred Shares is required for the Company to authorize or issue any equity securities that rank senior to the Preferred Shares, to amend, alter, or repeal the provisions of the Third ARLLCA or the Share Designation so as to materially and adversely affect any preferences, rights, privileges, or voting powers of the Preferred Shares, or to take certain other actions.

•	Conversion: The Preferred Shares are not convertible into or exchangeable for any other securities or property of the Company.

•

Liquidation Preference: In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding up, the holders of Preferred Shares will generally have the right to receive the initial liquidation preference of $25.00 per Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of payment.

•

Redemption: The Preferred Shares are redeemable at the Company’s option, in whole or in part, at a cash redemption price of $27.50 per share, plus any accumulated and unpaid distributions to, but excluding, the redemption date, upon 30 to 60 days’ prior notice. The Preferred Shares have no stated maturity, and are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless redeemed by the Company.

The foregoing summary is qualified in its entirety by reference to the full text of the Third ARLLCA and the Share Designation, filed as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated herein by reference.

Item 8.01	Other Events.

On September 29, 2025, the Company issued a press release announcing the completion of the Offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On September 30, 2025, the Company issued a press release announcing that trading of the Preferred Shares on the NYSE American LLC commenced on September 30, 2025 under the ticker symbol “PHXE.P.” A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

3.1	Third Amended and Restated Limited Liability Company Agreement of Phoenix Energy One, LLC

3.2	Phoenix Energy One, LLC Share Designation with Respect to the Series A Cumulative Redeemable Preferred Shares

10.1	Form of Indemnification Agreement

10.2	Form of Non-Employee Director Compensation Letter

99.1	Press Release, dated September 29, 2025, announcing the completion of the Offering

99.2	Press Release, dated September 30, 2025, announcing the commencement of trading of the Preferred Shares

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2025

PHOENIX ENERGY ONE, LLC

By:	/s/ Curtis Allen
Curtis Allen
Chief Financial Officer